OLD REPUBLIC INTERNATIONAL CORPORATION

               Proxy Solicited on Behalf of the Board of Directors

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Y            The undersigned hereby appoints PAUL D. ADAMS, SPENCER LEROY
             III and A. C. Zucaro or any one of them (with full power of substitution in each) the proxy or proxies of the undersigned to vote, as designated below, all shares of Old Republic International Corporation Common and Preferred
             Stock that the undersigned is entitled to vote at the annual meeting of the shareholders to be held in Room 2300 at the offices of Old Republic International Corporation, 307 North Michigan Avenue, Chicago, Illinois 60601, on May 13, 1994, at 3:00 P.M., Chicago Time, or at any adjournment thereof.

                  Election of five Class 1 Directors. Nominees:

                  Anthony L. Colao, John C. Collopy, Kurt W. Kreyling, William G. White, Jr. and A. C. Zucaro

             This proxy is revocable at any time before it is exercised.

             This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for proposals 1 and 2 and in the proxy's discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                 (continued, and to be signed and dated, on reverse side)
                  Please mark your
                  votes as in this
                  example

                       This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.
The Board of Directors recommends a vote FOR Proposals 1 and 2.

                                     FOR       WITHHELD

1.  Election of Directors            ___            ___


                                     FOR        AGAINST        ABSTAIN

2.  To change the par value of
    the Company's authorized
    Preferred Stock                  ___            ___            ___

3.  In their discretion upon
    such other business as may
    properly come before the
    meeting or any adjournment
    thereof.                         ___            ___            ___


    _____________________________________________________
    For, except vote withheld from the following nominee(s):


    _______________________________________________________________________
    Please sign exactly as your name or names appears hereon. Joint owners should each sign personally. If signing in fiduciary or representative capacity, give full title as such.